As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COUSINS PROPERTIES INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-0869052 (I.R.S. Employer Identification Number)
191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740
(Address of Principal Executive Offices) (Zip Code)

COUSINS PROPERTIES INCORPORATED 2009 INCENTIVE STOCK PLAN
(Full Title of the Plan)

ROBERT M. JACKSON
Senior Vice President, General Counsel and Corporate Secretary
Cousins Properties Incorporated
191 Peachtree Street, Suite 3600
Atlanta, Georgia 30303-1740
(404) 407-1000
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
ALAN J. PRINCE
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount	Offering Price	Aggregate Offering	Amount of
to be Registered	to be Registered	Per Share (1)	Price (1)	Registration Fee
Common Stock, par value $1.00 per share	8,180,962 shares (2)	$7.605	$62,216,216	$3,471.66

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low sales prices of Common Stock of Cousins Properties Incorporated (the “Company”) on the New York Stock Exchange on May 15, 2009.

(2)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plans as the result of any future stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to 8,180,962 shares of Common Stock, $1.00 par value per share, of the Company, to be issued to eligible employees and outside directors of the Company pursuant to the Cousins Properties Incorporated 2009 Incentive Stock Plan (the “Plan”). The 8,180,962 shares were previously authorized for issuance under the Cousins Properties Incorporated 1999 Incentive Stock Plan.
     Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”), as described more fully in Note 9 to the unaudited interim condensed consolidated financial statements in the Form 10-Q for the three months ended March 31, 2009. The adoption of SFAS 160 did not have a material impact on our financial condition, results of operations or cash flows. However, it did impact the presentation and disclosure of noncontrolling interests in our condensed consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of SFAS 160, the Company will be required to reflect the change in presentation and disclosure for all periods presented in future filings.
     The effect on the prior year balance sheets related to the adoption of SFAS 160 is summarized as follows (in thousands):

	December 31,
	2008	2007
Balance Sheets
Equity, as previously reported	$467,687	$552,503
Increase for SFAS 160 reclassification of nonredeemable noncontrolling interests	37,539	38,419

Adjustment for FSP EITF D-98 valuations of redeemable noncontrolling interests	(964)	2,318

Equity, as adjusted	$504,262	$593,240

Minority interests, as previously reported	$40,520	$45,783
Adjustment for FSP EITF D-98 valuations of redeemable noncontrolling interests	964	4,353
Decrease for SFAS 160 reclassification of nonredeemable noncontrolling interest to equity	(37,539)	(38,419)

Redeemable noncontrolling interests, as adjusted	$3,945	$11,717

     Additionally, the adoption of SFAS 160 had the effect of reclassifying earnings attributable to non-controlling interests in the condensed consolidated statement of income from other income and expense to separate line items. SFAS 160 also requires that net income be adjusted to include the net income attributable to the noncontrolling interests, and a new separate caption for net income attributable to common shareholders be presented in the condensed consolidated statement of income. Thus, after adoption of SFAS 160 net income increased (decreased) by $(353,000), $(2,000), and $1,112,000 for the fiscal years 2008, 2007, and 2006, respectively, and net income attributable to common shareholders will be equal to net income as previously reported prior to the adoption of SFAS 160.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan, as specified by Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”). Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of
Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

2.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009;

3.	The Company’s Current Reports on Form 8-K filed on February 20, 2009, March 3, 2009, April 14, 2009, May 6, 2009, and May 18, 2009; and

4.	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.
     Not applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 6.	Indemnification of Directors and Officers.
Part 5 of Article 8 of the Georgia Business Corporation Code (the “GBCC”) states:
14-2-850. Part definitions
     As used in this part, the term:
     (1) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
     (2) “Director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

     (3) “Disinterested director” means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:
     (A) A party to the proceeding; or
     (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.
     (4) “Expenses” includes counsel fees.
     (5) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
     (6) “Official capacity” means:
     (A) When used with respect to a director, the office of director in a corporation; and
     (B) When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer.
Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.
     (7) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
     (8) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
14-2-851. Authority to indemnify
     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:
     (1) Such individual conducted himself or herself in good faith; and
     (2) Such individual reasonably believed:
     (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;
     (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and
     (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.
     (b) A director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.
     (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:
     (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or
     (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.
14-2-852. Mandatory indemnification
     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
14-2-853. Advance for expenses
     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:
     (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and
     (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.
     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
     (c) Authorizations under this Code section shall be made:
     (1) By the board of directors:
     (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or
     (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or
     (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.
14-2-854. Court-ordered indemnification and advances for expenses
     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:
     (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification or advance for expenses under this part; or

     (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
     (b) If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (1) of subsection (a) of this Code Section, it shall also order the corporation to pay the director’s reasonable expenses to obtain court ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (2) of subsection (a) of this Code section, it may also order the corporation to pay the director’s reasonable expenses to obtain court ordered indemnification or advance for expenses.
     (c) The court may summarily determine, without a jury, a corporation’s obligation to advance expenses.
14-2-855. Determination and authorization of indemnification
     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.
     (b) The determination shall be made:
     (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
     (2) By special legal counsel:
   (A) Selected in the manner prescribed in paragraph (1) of this subsection; or
   (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or
     (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(2)(B) of this Code section to select special legal counsel.
14-2-856. Shareholder approved indemnification
     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.
     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

     (1) For any appropriation, in violation of the director’s duties, of any business opportunity of the corporation;
     (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;
     (3) For the types of liability set forth in Code Section 14-2-832; or
     (4) For any transaction from which he or she received an improper personal benefit.
     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
     (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and
     (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.
14-2-857. Indemnification of officers, employees, and agents
     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:
     (1) To the same extent as a director; and
     (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:
   (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;
   (B) Acts or omissions which involve intentional misconduct, or a knowing violation of law;
   (C) The types of liability set forth in Code Section 14-2-832; or
   (D) Receipt of an improper personal benefit.
     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.
     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.
     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
14-2-858. Insurance
     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Application of part
     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855.
     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.
     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.
     (d) This part shall not limit a corporation’s power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.
     (e) Except as expressly provided in Code Section 14-2-857, this part shall not limit a corporation’s power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.
     (f) Any provision in a corporation’s articles of incorporation or bylaws or in a resolution adopted or contract approved by its board of directors or shareholders that obligates the corporation to provide indemnification to the fullest extent permitted by law shall, unless such provision or another provision in the corporation’s articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders expressly provides otherwise, be deemed to obligate the corporation:
     (1) To advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law; and
     (2) To indemnify directors to the fullest extent permitted in Code Section 14-2-856, provided that such provision is duly authorized as required in subsection (a) of Code Section 14-2-856, and to indemnify officers to the fullest extent permitted in paragraph (2) of subsection (a) and subsection (b) of Code Section 14-2-857.
Restated and Amended Articles of Incorporation and Bylaws
     As permitted by the GBCC, the Company’s Restated and Amended Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions under Section 14-2-832 of the GBCC or (d) for any transaction from which the director derived an improper personal benefit.
     Under Article VI of the Company’s Bylaws, the Company is required to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Company), by reason of the fact that he is or was a director, officer, agent or employee of the Company against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding provided that such person shall not be indemnified in any proceeding in which he is adjudged liable to the Company for (i) any appropriation, in violation of his duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or knowing violation of law, (iii) unlawful corporate distributions or (iv) any transaction from which such person received improper personal benefit. Expenses incurred by any person according to the foregoing provisions shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of the written affirmation of such person’s good faith belief that he has met the standards of conduct required under the Bylaws.
Indemnification Agreements between the Company and Directors and Certain Officers
     The Company has entered into indemnification agreements with its directors and certain officers providing contractual indemnification by the Company to the maximum extent authorized by law.

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

5.1	Opinion of King & Spalding LLP.

10.1	Cousins Properties Incorporated 2009 Incentive Stock Plan (included as Annex B to the Company’s Proxy Statement, filed with the Commission on April 3, 2009 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in signature pages).

Item 9.	Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 22nd day of May, 2009.

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas D. Bell, Jr. and Robert M. Jackson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 22nd day of May, 2009.

Signature	Title

/s/ Thomas D. Bell, Jr. Thomas D. Bell, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ James A. Fleming James A. Fleming	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ John D. Harris, Jr. John D. Harris, Jr.	Senior Vice President Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)
/s/ Erskine B. Bowles Erskine B. Bowles	Director

Signature	Title

/s/ James D. Edwards James D. Edwards	Director
/s/ Lillian C. Giornelli Lillian C. Giornelli	Director
/s/ S. Taylor Glover S. Taylor Glover	Director
/s/ James H. Hance, Jr. James H. Hance, Jr.	Director
/s/ William B. Harrison, Jr. William B. Harrison, Jr.	Director
/s/Boone A. Knox Boone A. Knox	Director
/s/ William Porter Payne William Porter Payne	Director

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of King & Spalding LLP.

10.1	Cousins Properties Incorporated 2009 Incentive Stock Plan (included as Annex B to the Company’s Proxy Statement, filed with the Commission on April 3, 2009 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in signature pages).